Exhibit 99.1
Zuora Issues Financial Targets for Fiscal Year 2025
Company Held 2021 Investor Day with Chegg, Zoom and IBM
Redwood City, Calif – April 12, 2021 – Zuora, Inc., (NYSE:ZUO) the leading subscription management platform provider, held a virtual Investor Day today, at which Zuora’s senior leadership and customers and a system integrator partner gave presentations. The company provided an overview of its financial and strategic plans and disclosed new financial targets and key performance indicators (KPIs) for its fiscal year 2025 (ending January 31, 2025).
Zuora’s Investor Day consisted of presentations from Zuora’s senior leadership team, including:
•Tien Tzuo, Founder & Chief Executive Officer
•Sri Srinivasan, Chief Product & Engineering Officer
•Robbie Traube, Chief Revenue Officer
•Todd McElhatton, Chief Financial Officer
The event also included interviews with Zuora’s customers and an SI partner, including:
•Jug Bath, CTO of Chegg Learning Services
•Velchamy Sankarlingam, President of Product and Engineering at Zoom Video Communications
•Matt Candy, Global Managing Partner at IBM
Zuora also set financial targets for fiscal year 2025, including:
•Subscription revenue growth of 25% or more
•Professional services revenue (as a percent of total revenue) of less than 15%
•Non-GAAP subscription gross margin of 82% or more
•Non-GAAP operating margin of 10% or more
•Free cash flow margin of 10% to 15%
Zuora also introduced three new KPIs to monitor its progress with the objective of meeting these targets by the end of fiscal year 2025:
•Annual recurring revenue (“ARR”) growth of 25% to 30%
•Net Dollar Retention (as defined by current period ARR compared to prior year’s
ARR from existing customers) of 112% to 115%
•“Rule of 40” (as defined by the sum of subscription revenue growth rate plus free cash flow margin year-over-year) of 40% or more

Webcast Information
A replay of the webcast of the Investor Day event is available in the Investor Relations section of Zuora’s website at https://investor.zuora.com/events-and-presentations/default.aspx. This replay will be available through April 12, 2022.

Forward Looking Statements
The Investor Day presentation, webcast and this press release contain forward-looking statements relating to Zuora’s financial and strategic plans as well as other statements that refer to future plans and expectations. Such statements involve a number of risks and uncertainties. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “may,” “will,” “would,” “should,” “could,” and variations of such words and similar expressions are intended to identify forward-looking statements. Statements that refer to or are based on estimates, forecasts, projections, uncertain events or assumptions, including statements relating to Zuora’s total addressable market (“TAM”) or market opportunity, expected benefits of Zuora’s current and future products, future product offerings, and anticipated trends in our business or our market segments, also identify forward-looking statements. Such statements are based on current expectations and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Important factors that could cause actual results to differ materially from the company’s expectations are set forth in Zuora’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 31, 2021, as well as other documents that may be filed or furnished by Zuora from time to time with the SEC.
Non-GAAP Financial Measures
The Investor Day presentation, webcast and this press release contain certain non-GAAP financial measures, namely non-GAAP subscription gross margin, total non-GAAP gross margin, non-GAAP operating margin and free cash flow margin. In accordance with SEC regulations, you can find the reconciliations to comparable GAAP measures, in the appendix of the Investor Day presentation.
About Zuora, Inc.
Zuora provides the leading cloud-based subscription management platform that functions as a system of record for subscription businesses across all industries. Powering the Subscription Economy®, the Zuora® platform was architected specifically for dynamic, recurring subscription business models, and acts as an intelligent subscription management hub that automates and orchestrates the entire subscription order-to-revenue process seamlessly across billing and revenue recognition. Zuora serves more than 1,000 companies around the world, including Box, Ford, Penske Media Corporation, Schneider Electric, Siemens, Xplornet and Zoom. Headquartered in Silicon Valley, Zuora also operates offices around the world in the U.S., EMEA and APAC. To learn more about the Zuora platform, please visit www.zuora.com.
© 2021 Zuora, Inc. All Rights Reserved. Zuora, Subscription Economy, and Powering the Subscription Economy are trademarks or registered trademarks of Zuora, Inc. Third party trademarks mentioned above are owned by their respective companies.

Source: Zuora Financial

Investor Relations Contact:
Luana Wolk and Carolyn Bass
investorrelations@zuora.com
415-445-3232

Media Relations Contact:
Jayne Gonzalez
press@zuora.com
408-348-1087

Source: Zuora, Inc.